UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Sphere 3D Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sphere 3D Corp.
895 Don Mills Road
Bldg. 2, Suite 900
Toronto, Ontario M3C 1W3

November 10, 2023

Dear Shareholders:
You are cordially invited to attend the annual meeting of shareholders (the “Meeting”) of Sphere 3D Corp. (the “Company”) to be held by virtual electronic means only, on Tuesday, December 5, 2023 at 11:30 a.m. Eastern Standard Time.
The accompanying notice of annual meeting and proxy statement include the agenda for the Meeting, explain the matters that we will discuss at the Meeting and provide general information about our Company.
Your vote is very important. Regardless of whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed form of proxy (or voting instruction form) as soon as possible to ensure your representation at the Meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the Meeting and prefer to vote in person, you may still do so even if you have already returned your form of proxy.
If you are a registered shareholder (that is, if your stock is registered with the Company in your own name), then you may vote electronically via the Internet by following the instructions included in the proxy statement and with your form of proxy. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program that allows you to vote by telephone or via the Internet. If so, the voting instruction form that your nominee sends you will provide voting instructions.
Thank you for your ongoing support of the Company.

Sincerely,
PATRICIA TROMPETER
Chief Executive Officer and Director

SPHERE 3D CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, DECEMBER 5, 2023
The annual meeting of shareholders of Sphere 3D Corp. (the “Company,” “we,” “us,” or “our”) will be held by virtual electronic means only, on Tuesday, December 5, 2023 at 11:30 a.m. (Eastern Standard Time) (the “Meeting”).
The Meeting will be a virtual meeting via a live webcast on the Internet. You will be able to attend the Meeting, vote and submit questions during the Meeting by (i) visiting https://virtual-meetings.tsxtrust.com/en/1560; (ii) entering the password: sphere3d2023 (case sensitive); and (iii) entering the control number included in the proxy card that you receive.
The purpose of the Meeting is to consider and vote upon the following matters:
1.to elect six directors who will serve until the next annual shareholder meeting;
2.to ratify the selection of MaloneBailey LLP as our independent registered public accounting firm who will serve until the next annual shareholder meeting;
3.to receive the audited financial statements of the Company for the year ended December 31, 2022, including the auditor’s report thereon; and
4.to transact such other business as may properly come before the Meeting or any adjournment thereof.
The aforementioned proposals numbered 1 and 2 will each be determined by a majority of votes cast on the applicable proposal at the Meeting. The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of outstanding common shares having voting rights at the Meeting.
Particulars of the foregoing matters are set forth in the proxy statement and management information circular (the “Proxy Statement”) under the section identified as such. A form of proxy (or a voting information form) also accompanies this Notice of Annual Meeting and the Proxy Statement. Only shareholders of record at the close of business on October 23, 2023 will be entitled to receive notice of, and to vote at, the Meeting or any adjournment thereof.
In addition to the above proposals, the Company’s management, on behalf of the Company’s board of directors (the “Board”), will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2022 including the Auditor’s Report thereon. No vote by the shareholders is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, have been mailed to shareholders with this Proxy Statement.
The Board has fixed the close of business on October 23, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.
Please review the Proxy Statement carefully and in full prior to voting in relation to the matters set out above as the Proxy Statement has been prepared to help you make an informed decision on such matters.

A shareholder may attend the Meeting virtually or may be represented by proxy. Shareholders who are unable to or who do not wish to attend the Meeting virtually are requested to date and sign the enclosed proxy or voting instruction form promptly and return it to TSX Trust Company by one of the following methods:

INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number included on the proxy or voting instruction form
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TSX TRUST COMPANY Attention: Proxy Department Suite 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1
To be used at the Meeting, your proxy must be received by TSX Trust Company not less than 48 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or an adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice. Proxies may also be deposited with the Chair of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one proxy or voting instruction form because such shareholder owns shares registered in different names or addresses, each proxy or voting instruction form should be completed and returned.
DATED as of the 10th day of November 2023

BY ORDER OF THE BOARD
Duncan McEwan
Chair of the Board of Directors

Sphere 3D Corp.
895 Don Mills Road
Bldg. 2, Suite 900
Toronto, Ontario M3C 1W3
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
November 10, 2023
General Information
The board of directors (the “Board”) of Sphere 3D Corp. (the “Company,” “we,” “us,” or “our”) is providing these proxy materials to you in connection with the solicitation by and on behalf of the management of the Company of proxies for use at its annual meeting of shareholders (the “Meeting”). The Meeting will be held by virtual electronic means only, on Tuesday, December 5, 2023 at 11:30 a.m. (Eastern Standard Time) or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice of Meeting”). This proxy statement and management information circular (the “Proxy Statement”) summarizes the information that you will need to know to vote in an informed manner.
The Meeting will be a virtual meeting via a live webcast on the Internet. You will be able to attend the Meeting, vote and submit questions during the Meeting by (i) visiting https://virtual-meetings.tsxtrust.com/en/1560; (ii) entering the password: sphere3d2023 (case sensitive); and (iii) entering the control number included in the proxy card that you receive. Detailed instructions for attending and voting at the Meeting can be found below under “Voting at the Meeting.”
At the Meeting, the shareholders will be asked to consider and vote on proposals 1 and 2 below:
1.to elect six directors who will serve until the next annual shareholder meeting;
2.to ratify the selection of MaloneBailey LLP as our independent registered public accounting firm who will serve until the next annual shareholder meeting;
3.to receive the audited financial statements of the Company for the year ended December 31, 2022, including the auditor’s report thereon; and
4.to transact such other business as may properly come before the Meeting or any adjournment thereof.
The Board recommends you vote “FOR” the proposals 1 and 2.
The Company does not expect a vote to be taken on any other matters at the Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.
In addition to the above proposals, the Company’s management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2022 including the Auditor’s Report thereon. No vote by the shareholders is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, have been mailed to shareholders with this Proxy Statement.
Solicitation of Proxies
Solicitations may be made by mail and supplemented by telephone, internet, or other personal contact by the officers, employees or agents of the Company without special compensation. Pursuant to National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation materials to the beneficial owners of the common shares of the Company. The cost of any such solicitation will be borne by the Company.

Voting Rights, Outstanding Shares, Record Date
We will begin mailing this Proxy Statement and the accompanying form of proxy (or voting instruction form) on or about November 10, 2023 to all shareholders of record that are entitled to vote. Each common share that you own entitles you to one vote on all the matters to be voted upon at the Meeting. If you submit a properly executed form of proxy (or voting instruction form) without indicating how you wish to vote, your proxy will be counted as a vote in favor of each of the proposals. Only shareholders that owned the Company’s common shares at the close of business on October 23, 2023, (the “Record Date”), are entitled to vote at the Meeting. On the Record Date, 14,355,336 common shares were issued and outstanding.
Quorum and Required Vote
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of outstanding common shares having voting rights at the Meeting. Failure of a quorum to be present at the Meeting will necessitate an adjournment or postponement of the Meeting and will subject the Company to additional expense. Once a common share is represented at the Meeting, whether in person or by proxy, it will be counted for the purpose of determining a quorum at the Meeting and any adjournment of the Meeting. However, if a new record date is set for the adjourned Meeting, then a new quorum will have to be established.
The proposals to elect the nominated directors and appoint the auditors, requires the affirmative vote of a majority of the votes cast on the applicable proposal by shareholders represented in person or by proxy at the Meeting.
Appointment of Proxies
The persons named in the form of proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) to attend and represent such shareholder at the Meeting other than those persons named in the form of proxy. Such right may be exercised by striking out the printed names and inserting such other person’s name in the blank space provided in the form of proxy or by completing another proper form of proxy.
If you are a shareholder of record, you may vote in one of three ways:
•by following the Internet voting instructions included in the proxy card;
•by marking, dating and signing your printed proxy card in accordance with the instructions on it and returning it by facsimile at 1-416-595-9593 or by mail in the pre-addressed reply envelope provided with the proxy materials; or
•by voting by ballot at the Meeting.
If you are a shareholder of record, then you may go to www.voteproxyonline.com to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. To vote your shares personally, a shareholder of record must submit the form of proxy, appointing themselves as proxyholder by the proxy deadline. However, even if a registered shareholder plans to attend the Meeting, the Company recommends voting your shares in advance, so that your vote will be counted if you later decide not to attend the Meeting.
To be used at the Meeting, your vote must be received by TSX Trust Company not less than 48 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or an adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice. Proxies may also be deposited with the Chair of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one proxy form because such shareholder owns shares registered in different names or addresses, each proxy form should be completed and returned.

Revocability of Proxies
As a shareholder, once you have submitted your proxy by mail or via the Internet, you may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. You may revoke your proxy in any one of three ways:
•you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or
•you may notify the Company’s Secretary in writing that you wish to revoke your proxy before it is voted at the Meeting of any adjournment or postponement thereof; or
•you may vote in person at the Meeting or any adjournment or postponement thereof.
Voting of Proxies
A representative from the Company's transfer agent, TSX Trust Company, will tabulate the votes. All common shares represented at the Meeting or any adjournment or postponement of the Meeting by properly executed proxies will be voted and where a choice, including the choice to withhold from voting, with respect to any matter to be acted upon has been specified in the form of proxy, the common shares represented by the proxy will be voted in accordance with such specifications on any ballot that may be called for. If no instruction is given, then the proxy will be voted “FOR” each of the directors in Proposal 1 and voted “FOR” the ratification of MaloneBailey LLP as the Company’s independent registered public accounting firm in Proposal 2
The enclosed form of proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters that may properly come before the Meeting. At the date of this Proxy Statement, the Company is not aware of any amendments thereto, or variations thereof, or other matters that may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Company.
Advice to Non-Registered Shareholders on Voting Their Shares
The information set forth in this section is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their common shares in their own name. Shareholders who do not hold their common shares in their own name (referred to in this Proxy Statement as “Non-Registered Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, bank, trust company or other intermediary (an “Intermediary”) then, in almost all cases, those common shares will not be registered in such shareholder’s name on the records of the Company. Such common shares will generally be registered under the name of the nominee of a clearing agency in which such Intermediary participates or, more rarely, in the name of the Intermediary. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the nominee of CDS Clearing and Depository Services Inc.) and in the United States registered under the name of CEDE & Co. (the nominee of The Depository Trust Company). Common shares of Non-Registered Shareholders can only be voted (for or against resolutions) or withheld from voting upon the instructions of the Non-Registered Shareholder. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the proposal to appoint MaloneBailey LLP as the Company’s auditor (the “Auditor Proposal”), but not the other proposals, as more fully described under “Broker Non-Votes.” Therefore, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them and ensure that instructions respecting the Meeting and the voting of their common shares are communicated to the appropriate person.
Applicable securities legislation requires Intermediaries to seek voting instructions from Non-Registered Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered Shareholders in order to ensure that their common shares are voted at the Meeting.

Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares not registered in its name, a Non-Registered Shareholder may attend at the Meeting as proxyholder for the registered holder of its common shares and vote such common shares in that capacity. Non-Registered Shareholders who wish to attend the Meeting and vote their common shares as proxyholder for the registered holder of their common shares should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them. However, even if a Non-Registered Shareholder plans to attend the Meeting, the Company recommends voting your shares in advance, so that your vote will be counted if you later decide not to attend the Meeting.
Proxy-related materials in connection with the Meeting are being sent and made available to both registered and Non-Registered Shareholders. If you are a Non-Registered Shareholder, and the issuer or its agent has sent proxy-related materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from your Intermediary. By choosing to send these materials to you directly, the issuer (and not the Intermediary) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Broker Non-Votes
A broker “non-vote” occurs when an Intermediary for a Non-Registered Shareholder does not vote on a particular proposal because the Intermediary does not have discretionary voting power for that particular item and has not received instructions from the Non-Registered Shareholder. An Intermediary holding the common shares in “street name” for a Non-Registered Shareholder has discretion (but is not required) to vote the Non-Registered Shareholder’s common shares with respect to “routine” matters if the Non-Registered Shareholder does not provide voting instructions. The Intermediary, however, is not permitted to vote the Non-Registered Shareholder’s common shares with respect to “non-routine” matters without voting instructions.
The Company expects that the Auditor Proposal, will be treated as a routine matter, which means that Intermediaries will have discretionary authority to vote Non-Registered Shareholders’ common shares held in street name on this matter. Accordingly, if Non-Registered Shareholders do not instruct their Intermediary on how to vote their shares, the Intermediary may either (a) vote the shares on the Auditor Proposal, or (b) leave the shares unvoted on the Auditor Proposal. If the Auditor Proposal is treated as a routine matter as expected, broker non-votes should not occur with respect to this matter in connection with the Meeting. However, the Company expects that the other proposals will be treated as non-routine matters, which means that Intermediaries will not have discretionary authority to vote Non-Registered Shareholders’ common shares held in street name on these matters. In such case, a broker non-vote will occur, and a Non-Registered Shareholder’s shares will not be voted on these matters.
Voting at the Meeting
Registered Shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:
•Type in https://virtual-meetings.tsxtrust.com/en/1560 on your browser at least 15 minutes before the Meeting starts.
•Click on “I have a control number”.
•Enter your control number on your proxy form.
•Enter the password: sphere3d2023 (case sensitive).
•When the ballot is opened, click on the “Voting” icon. To vote, simply select your voting direction from the options shown on the screen and click “Submit”. A confirmation message will appear to show your vote has been received.
Non-Registered Shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:
•Appoint yourself as proxyholder following instructions from your Intermediary.
•Obtain a control number by contacting TSX Trust Company by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found here https://tsxtrust.com/resource/en/75.
•Follow the voting instructions above for Registered Shareholders.

Guests can also attend and listen to the Meeting by following the steps listed below:
•Type in https://virtual-meetings.tsxtrust.com/en/1560 on your browser at least 15 minutes before the Meeting starts.
•Click on “I am a Guest”.
•Guests do not need a control number or password.
If you have any questions or require further information with regard to voting your shares, please contact TSX Trust Company toll-free in North America at 1-866-600-5869 or by email at tsxtis@tmx.com. If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences, if you wish to do so. It is your responsibility to ensure connectivity for the duration of the Meeting. You should not use Internet Explorer as a browser due to technical incompatibilities and should allow ample time to check into the Meeting online and complete the related procedure.
Adjournments or Postponements
Although it is not currently expected, the Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Meeting of the time, date and place of the adjourned or postponed Meeting.
Voting Shares and Principal Holders Thereof
The Company is authorized to issue an unlimited number of common shares, of which, as of the Record Date, 14,355,336 common shares were issued and outstanding and entitled to vote at the Meeting on the basis of one vote for each common share held.
The holders of common shares of record at the close of business on the Record Date are entitled to vote such common shares at the Meeting on the basis of one vote for each common share held.
To the knowledge of the directors and officers of the Company, as of the Record Date, no persons beneficially own, or exercise control or direction over, directly or indirectly, more than 10% of the Company’s issued and outstanding common shares.
Separate Copy of Annual Report or Proxy Materials
If you share an address with another shareholder, each shareholder may not automatically receive a separate copy of the proxy materials. Shareholders who do not receive a separate copy of the documents and who want to receive a separate copy may request to receive a separate copy of the documents by writing to the Company's Chief Financial Officer at Sphere 3D Corp., 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3, or by calling 1-647-952-5049. The Company undertakes to promptly deliver a copy of the proxy materials, upon the receipt of such request. Shareholders who share an address and receive multiple copies of the Company’s proxy materials may also request to receive a single copy by following the instructions above.

Particulars of Matters to be Acted Upon
To the knowledge of the Company’s directors, the only matters to be placed before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to:
(i) the election of directors; and
(ii) the appointment of auditors.
The aforementioned proposals will each be determined by a majority of votes cast on the applicable proposal at the Meeting by proxy or in person.
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 33⅓% of the total number of issued shares having voting rights at the Meeting.
Shareholder Proposals for the Next Annual Meeting
To be considered for inclusion in the Company’s proxy materials for the next annual meeting of shareholders, your proposal must be submitted in writing by no later than July 13, 2024 at 5:00 p.m. (Eastern Time) to the attention of the Corporate Secretary of the Company at 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3. On June 27, 2017, the shareholders of the Company adopted the advance notice by-law No. 2 (“By-Law No. 2”), which establishes the conditions and framework for nominating directors to the Board. By-Law No. 2 sets forth the deadline by which shareholders must submit director nominations to the Company and the information to be provided and other procedures to be followed in respect of such nomination. You are therefore advised to review the Company’s bylaws, which qualify the information set out in this paragraph in its entirety.
Presentation of the Audited Annual Financial Statements
Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2022 including the Auditor’s Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, have been mailed to shareholders with this Proxy Statement.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Articles of the Company provide that it will have a minimum of one and a maximum of 10 directors, and permit the directors to appoint one or more additional directors provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders (rounded down to the nearest whole number). As an offering company, the Company must appoint a minimum of three directors. The Board has fixed the number of directors to be elected to be set at six members. It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed pursuant to the Business Corporations Act (Ontario) (the “OBCA”) and the constating documents of the Company, unless his or her office is earlier vacated. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees does not stand for election or is unable to serve as such, proxies in favor of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his or her proxy that his or her shares are to be withheld from voting in the election of directors.
The names of persons proposed to be nominated by management for election as a director; their age, all positions and offices with the Company held by them; their principal occupation for the last five years; the periods during which they have served as a director; and the number of shares beneficially owned or controlled, directly or indirectly, by them or over which control or direction is exercised, as of the Record Date and other information about them is set forth below.

Name	Age	Director Since	Title

David Danziger(1)(2)	66	December 20, 2022	Director
Timothy Hanley(1)(2)(4)	67	May 31, 2022	Director
Susan S. Harnett(1)(2)(3)(4)	66	November 11, 2022	Director
Vivekanand Mahadevan(1)(3)(4)	70	December 1, 2014	Director
Duncan J. McEwan(1)(3)(4)	69	May 10, 2017	Chairman and Director
Patricia Trompeter	56	April 21, 2021	Chief Executive Officer and Director
____________
(1)Independent director.
(2)Member of the Audit Committee.
(3)Member of the Compensation Committee.
(4)Member of the Nominating and Governance Committee.
David Danziger served as a Partner and Senior Vice President of Assurance at MNP LLP, a chartered professional accounting and business advisory firm, from June 2013 until May of 2023 when he retired as a Partner and took on the role of Senior Advisor. Previously, Mr. Danziger was a Senior Partner at MSCM LLP, a full-service audit and accounting firm, from 2008 to 2013. Earlier in his career, Mr. Danziger served for over 20 years as a senior partner of Danziger Hochman Partners LLP, an accounting and audit firm that served private and public companies in Canada and the United States. Mr. Danziger has served on the board of directors of Euro Sun Mining Inc. (TSX: ESM), a development stage mining company since 2010 and Osisko Development Corp. (TSXV:ODV), a gold mining company, since December 2022. Previously, Mr. Danziger served on various public board of directors, including Li-Metal Corp. (TSXV: LIM) (formally known as Eurotin Inc. (TSXV: TIN)), a battery metal company, from 2009 to October 2021, The Intertain Group Limited (formerly TSX: ITX), an online gaming holding company, from 2011 to January 2020, Gamesys PLC (LSE: GSY) (formally known as Jackpotjoy PLC (LSE: JPJ)), an online gaming operator, from January 2017 to June 2019, Integrity Gaming Corp. (formerly TSXV: IGAM) (now known as Integrity Gaming ULC), a company which focuses on leasing and financing gaming machines, from 2015 to February 2019, Aumento Capital IX Corp. (formerly TSXV: AUIX.P) (now known as Pluribus Technologies Corp. (TSXV: PLRB)), a technology company, from May 2021 to January 2022, Universal Ibogaine Inc. (TSXV: IBO), a life sciences company, from October 2021 to June 2022, Eddy Smart Home Solutions Ltd. (TSXV: EDY), a home improvement company, from February 2021 to January 2022, Era Resources Inc. (TSXV: ERA), a mineral exploration company, from 2014 to June 2017, Aumento Capital V Corp. (formerly TSXV: AMN.P) (now known as Entourage Health Corp. (TSXV: ENTG)), a cannabis production and distribution company, from 2014 to December 2017, Skylight Health Group Inc. (TSXV: SLHG) (formally known as CB2 Insights Inc. (CSE: CBII)), a healthcare services company, from February 2019 to January 2020, Aumento Capital VI Corp. (formerly TSXV: AUO.P) (now known as

CryptoStar Inc. (TSXV: CSTR)), a cryptocurrency mining company, from January 2017 to September 2018, and Aumento Capital VII Corp. (formerly TSXC: AUOC.P) (now known as Emerge Commerce Ltd. (TSXV: ECOM)), an acquirer and operator of e-commerce brands, from February 2018 to May 2020. Mr. Danziger is a member of the Ontario Advisory Committee to the TSX Venture Exchange (“TSXV”). Mr. Danziger is a past member of (i) the Ontario Securities Commissions Advisory Committee for small to medium sized enterprises where he assisted in advising on potential future policies affecting the publicly traded markets in Ontario; (ii) the CPA/PDAC (Chartered Professional Accountant/Prospector Developers Association) Mining Task Force on IFRS; and (iii) the Ontario CPA Practice Inspection Committee responsible for governing the practice inspections of CPA firms throughout Ontario. Mr. Danziger is a Chartered Professional Accountant. Mr. Danziger holds a Bachelor of Commerce degree in Economics and Finance from the University of Toronto.
Timothy Hanley has served as the Acting Keyes Dean for the College of Business at Marquette University since March 2020. From May 2002 to May 2019, Mr. Hanley worked at Deloitte & Touche LLP (“Deloitte”), where he retired as a Senior Partner. During his 17 years at Deloitte, Mr. Hanley led the firm's Global Consumer and Industrial Products practice, which he helped grow to more than $14 billion in annual revenue. While at Deloitte, Mr. Hanley served in multiple leadership roles, including the U.S. Vice Chairman and Process and Industrial Products Leader. Since June 2019, Mr. Hanley has been an advisor to Deloitte helping them build a leadership development program in Asia. Mr. Hanley began his career at Arthur Andersen in 1978 and served as an audit partner for large manufacturers. Mr. Hanley served as a board member of the National Association of Manufacturers and regularly advises privately held companies in the consumer products, retail, and distribution industries. Mr. Hanley is a seasoned global executive with experience consulting with manufacturers regarding digital transformation, organizational strategy development and execution, acquisitions, and market development. Mr. Hanley is a qualified financial expert and has significant experience in the board room and working with audit committees. Mr. Hanley holds a Bachelor of Science degree in Accounting from Marquette University.
Susan S. Harnett has been a senior advisor to digital startups and mentor at New York’s FinTech Innovation Lab since 2015. Ms. Harnett is a founding limited partner in How Women Invest, and a member of the Executive Board of How Women Lead, organizations committed to increasing venture funding to women led companies since November 2022. Ms. Harnett serves as a member of the board of directors of OFG Bancorp. (NYSE: OFG), a financial holding company based in San Juan, Puerto Rico, since June 2019, serving on the Business Risk and Compliance Committee, Chair of the Nomination and Governance Committee, and served on the Audit Committee until April 2021. Ms. Harnett also served as a member of the board of directors of Life Storage, Inc. (“LSI”) (NYSE: LSI), serving on its Audit and Risk Management and Compensation and Human Capital Committees from February 2021 to July 2023 until LSI merged into Extra Space Storage (“ESS”) (NYSE: EXR), an owner and operator of self-storage properties, at which time Ms. Harnett became a member of the board of directors of ESS. In April 2021, Ms. Harnett joined the board of GoalSetter as the Astia Venture Capital Representative. From 2012 to 2015, Ms. Harnett was Chief Operating Officer of North America for QBE Insurance Group Limited (“QBE Insurance”), an international insurer and reinsurer. From 2001 to 2012, Ms. Harnett held several key positions at Citigroup Inc. (“Citi”), a multinational investment bank and financial services company in domestic, international, and global roles. The last three positions during her tenure with Citi included President of Local Consumer Lending (2011-2012), Head of Global Business Performance (2008-2011) and CEO of Citibank Germany (2004-2007). Ms. Harnett also served on the Board of Directors and on the Audit Committee of Wellabe Inc., a mutual insurance company, and First Niagara Financial Group, a $40 billion in assets publicly traded bank, from 2015 until its acquisition by KeyCorp (NYSE:KEY) in 2016. Ms. Harnett has also served on the boards of QBE Insurance, CitiFinancial, and Visa Canada. Ms. Harnett was Chair of Citi’s management board in Germany and of the Global Perspectives Advisory Group of Marquette University’s College of Business. Ms. Harnett is a Certified Corporate Director by National Association of Corporate Directors (NACD) and a Qualified Risk Director from the DCRO Institute. Ms. Harnett holds a Bachelor's degree from Marquette University and an Executive Master of Business Administration degree from Northwestern University's Kellogg Graduate School of Management.

Vivekanand Mahadevan has been the Chief Executive Officer of Buurst, Inc., a data performance company, since November 2020. Mr. Mahadevan has also been the Chief Executive Officer of Dev Solutions, Inc., a consulting firm that helps technology startups build next-generation market leaders in data analytics, security, storage, and cloud markets since 2012. Mr. Mahadevan was the Chief Strategy Officer for NetApp, Inc., a supplier of enterprise storage and data management software and hardware products and services, from 2010 until 2012. Prior to that time Mr. Mahadevan served as Vice President of Marketing for LSI Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking, from 2009 to 2010. Prior to LSI Corporation, he was Chief Executive Officer of Deeya Energy, Inc., and has also held senior management positions with leading storage and systems management companies including BMC Software, Compaq, Ivita, and Maxxan Systems. Mr. Mahadevan previously served as a member of the board of directors of Violin Memory, Inc. Mr. Mahadevan holds a Master of Business Administration in Marketing and Master of Science degree in Engineering from the University of Iowa as well as a degree in Mechanical Engineering from the Indian Institute of Technology.
Duncan J. McEwan is a corporate director, and former President of Diligent Inc., a consulting company he founded in 1991 specializing in M&A and strategic advice for technology-based clients. Mr. McEwan was Executive Vice President and Chief Strategy Officer of Call-Net Enterprises Inc., a provider of long-distance telephone services until it merged into Rogers Communication Inc. (2004-2005); President and Chief Operating Officer of Sprint Canada Inc., an integrated, national telecommunications provider (2001-2004); Chief Executive Officer of Northpoint Canada Communications, a provider of high-speed data and Internet (DSL) lines (2000-2001); Vice President of Business Development of Canadian Satellite Communications (“Cancom”) (1996-1998); and President and Chief Executive Officer of Cancom (1998-2000). Mr. McEwan was Chairman of the Board of Geminare Incorporated, a business continuity and cloud-based software systems provider, from 2010 until October 2021 when the company was sold and has previously served on a number of other public and private company boards. Mr. McEwan holds a Bachelor of Science degree in Zoology from the University of Toronto.
Patricia Trompeter has served as our Chief Executive Officer since April 5, 2022. Ms. Trompeter was the Chief Executive Officer and Chairman of the Board of Parsec Capital Acquisition Corp. (NASDAQ: PCXCU), a special purpose acquisition company (“Parsec”), from February 2021 until June 2022. Ms. Trompeter was formerly the Chief Executive Officer of Fact, Inc (OTC: FCTI), a fine art and collectible authentication technology company, from March 2021 to March 2022, a Director since October 2020 and Chief Operating Officer and Chief Financial Officer from November 2020 to February 2021. Ms. Trompeter was the Chief Executive Officer of Astro Aerospace Ltd. (OTC: ASDN), an electric vertical take-off and landing (“eVTOL”) investment and technology company, from June 2021 to March 2022 and a Director from March 2021 to March 2022. Ms. Trompeter is the Founder of Ceres Capital Holdings, a position she held from October 2020 to June 2022. Ms. Trompeter is a Co-Founder and was Chief Operating Officer of Webbs Hill Partners, LLP, an independent investment and advisory firm growing innovative technologies in emerging markets, from January 2018 to June 2021. Ms. Trompeter was a director of 7MB Holdings LLC from May 2018 to June 2022. Between December 2016 and January 2018, Ms. Trompeter, took a short break from her work to attend to family matters. Ms. Trompeter has over 17 years of experience in mergers and acquisitions, acquisition integration, corporate strategy development, finance and acquisition, business operations, and financial management. Ms. Trompeter has held several key executive roles at GE Capital, including Chief Financial Officer, and serves as a mentor for minority female-owned businesses. Ms. Trompeter holds a Bachelor of Science degree in Business Administration, with majors in Finance and Economics from Marquette University.
There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer. There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Company acting solely in such capacity) pursuant to which a nominee is to be elected as a director.
To the knowledge of the Company, no proposed director of the Company:
(a) is, as at the date of this Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, “order” means:
(i)a cease trade order;
(ii)an order similar to a cease trade order; or
(iii)an order that denied the relevant company access to any exemption under securities legislation, that was in effect for more than 30 consecutive days.
(b) is, as at the date of this Proxy Statement, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;
(c) has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or
(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for a proposed director.
Vote Required
The affirmative vote of a majority of votes cast for each director nominee by shareholders represented in person or by proxy at the Meeting is required to approve the election of each of the director nominees.
The Board recommends a vote “FOR” each of the director nominees named above.

CORPORATE GOVERNANCE
General
National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. Each reporting issuer, such as the Company, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Company’s required annual disclosure of its corporate governance practices.
Director Independence
The Board has determined that the following current directors are independent within the meaning of NI 58-101 and NI 52-110 and Nasdaq Marketplace Rule 5605(a)(2): David Danziger, Timothy Hanley, Susan Harnett, Vivekanand Mahadevan, and Duncan McEwan. The Board has determined that effective upon assuming the position of Chief Executive Officer on April 5, 2022, Patricia Trompeter ceased to be independent given her position as an officer of the Company. As a result, the Board is currently comprised of five independent directors and a majority of independent directors.
Meetings of Independent Directors
The independent directors on the Board and each of the committees meet regularly without management (including non-independent directors) present as part of Board meetings scheduled in the ordinary course. During the last completed fiscal year of the Company, the Board and the committees met as follows:

	Meetings Held	Meetings Held Without Management
Board	22	—
Audit Committee	4	2
Nominating and Governance Committee	—	—
Compensation Committee	—	—
Attendance
During the last completed fiscal year of the Company, the Board met a total of 22 times. The attendance record of each director serving in fiscal year 2022 is set out below.

Director	Meetings Attended
David Danziger(1)	—
Timothy Hanley(2)	9
Susan S. Harnett(3)	1
Vivekanand Mahadevan	21
Duncan McEwan	22
Peter Tassiopoulos(4)	11
Patricia Trompeter	22
____________
(1)Mr. Danziger was appointed to the Board on December 20, 2022, but did not attend the Board meeting held on that day. There were no other Board meetings the remainder of fiscal year 2022.
(2)Mr. Hanley joined the Board on May 31, 2022 and attended all meetings while a Board member.
(3)Ms. Harnett joined the Board on November 11, 2022 and attended all meetings while a Board member.
(4)Mr. Tassiopoulos resigned from the Board on April 4, 2022 and attended all board meetings while a Board member.

Directorships
The Board has a policy of reviewing directorships and committee appointments held by directors in other public companies, ensuring each director is able to fulfill his or her duties and that conflicts of interest are avoided. Ms. Harnett and Mr. Danziger are the only Board members that currently serve on the board of another public company.
The Board’s Role in Risk Oversight and Mandate of the Board
The mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluating, on an ongoing basis, whether the Company’s resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations, and corporation social responsibility. Such mandate includes, without limitation, responsibility for risk oversight. While the full Board is charged with ultimate oversight responsibility for risk management, committees of the Board also have responsibilities with respect to various aspects of risk management oversight.
The Board Mandate adopted on March 27, 2015 sets out the key responsibilities of the Board in fulfilling its role. The full text of the Board Mandate is available on the Company’s website at www.sphere3d.com. The Board’s principal responsibilities relate to the stewardship of management and are summarized below:
(i)review and approve the Company’s strategic planning process and periodic capital and operating plans;
(ii)review the Company’s human resources policies, including the approval of the compensation of executive officers, and implement succession planning, including appointing, counseling, and monitoring the performance of executive officers;
(iii)with assistance from the Nominating and Governance Committee, adopt and enforce good corporate governance practices;
(iv)oversee the management of risks and the implementation of internal controls;
(v)establish policies and procedures for the disclosure of reliable and timely information to shareholders and other stakeholders, and for the proper communication with shareholders, customers, and governments; and
(vi)review policies and procedures to confirm ethical behaviors of the Company and its employees, monitors compliance with applicable laws and legislation, and satisfy itself as to the integrity of the executive officers; and with assistance from the Nominating and Governance Committee, assess the performance of the Board, its committees, and each director.
Position Descriptions
The Board has adopted a written position description for the Chairman, which is set out in the Board Mandate available on the Company’s website at www.sphere3d.com. The Chairman is principally responsible for overseeing the operations and affairs of the Board. The Board has not developed written position descriptions for the Chief Executive Officer or the Chair of each Board committee. The Board committees each have a written charter which orients the conduct of the Chair of each committee. See “Corporate Governance - Board Committees.” Each such charter is available on the Company’s website at www.sphere3d.com. The Chief Executive Officer’s role and responsibilities are set forth in the Chief Executive Officer’s employment agreement, and annual performance metrics and goals are established and approved by the Board and the Compensation Committee.
Orientation and Continuing Education
The Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Board delegates individual directors the responsibility for providing an orientation and education program for such new director. This may be delivered through informal meetings between the new directors and the Board and senior management, complemented by presentations on the main areas of the Company’s business, and on the role of the Board, of the Board’s committees and of directors. When required, the Board may arrange for topical seminars to be provided to members of the Board or committees of the Board. Such seminars may be provided by one or more members of the Board and management or by external professionals.

Measures to Encourage Ethical Business Conduct
The Board has adopted a Code of Business Conduct and Ethics Policy (the “Code”) to govern the business-related conduct of all employees, officers, directors, agents, and contractors of the Company to maintain the highest standards of ethical conduct in corporate affairs. This Code is intended to comply with applicable securities legislation and stock exchange rules. Specifically, the purpose of this Code is (i) to encourage among the Company’s representatives a culture of honesty, accountability, and mutual respect; (ii) to provide guidance to help the Company’s representatives recognize ethical issues; and (iii) to provide mechanisms to support the resolution of ethical issues.
The Board also monitors compliance by requiring directors and officers to declare any conflicts of interest or any other situation that could represent a potential violation of any applicable rules and regulations. When applicable, the Board will receive reports from management regarding any allegations of unethical conduct. The Company has implemented a Whistleblower Policy that includes an employee complaint “hotline” to allow employees to report any ethical or financial/accounting concerns on a confidential or anonymous basis.
The Nominating and Governance Committee regularly reviews the Code, the process for administering the Code and compliance with the Code. Any changes to the Code are considered by the Board for approval. The Code can be found on the Company’s website at http://investors.sphere3d.com and on SEDAR at www.sedar.com and is filed as an exhibit to the Company’s Annual Report on Form 10-K, which can be found at www.sec.gov.
Nomination of Directors and Officers
During fiscal year 2022, the Board as a whole was responsible for identifying and evaluating qualified candidates for nomination to the Board. The Company recognizes the importance and benefit of having a Board and executive officers comprised of highly talented and experienced individuals who reflect the diversity of the Company’s stakeholders, including its customers and employees and the changing demographics of the communities in which the Company operates.
While the Board has not adopted a formal written policy, the Board and the Nominating and Governance Committee will, when identifying candidates to nominate for election to the Board or appoint as executive officers:
(i)consider the competency and skills that the Board considers necessary for the Board, as a whole, to possess, the competency and skills that the Board considers each existing director to possess, the competency and skills that each new nominee will bring to the Board, and the ability of each new nominee to devote sufficient time and resources to his or her duties as a director;
(ii)consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regarding to the Company’s current and future plans and objectives, as well as anticipated regulatory and market developments;
(iii)consider the level of representation of women on the Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as executive officers and in general with regard to succession planning for the Board and executive officers; and
(iv)as required, engage qualified independent external advisors to assist the Board in conducting its search for candidates that meet the Board’s criteria regarding skills, experience, and diversity.
Industry and institutional knowledge along with commitment and expertise are vital to the successful functioning of the Board. Given the nature and size of the Company’s business and its industry, the Board has determined that while it is committed to fostering diversity among board members, it would be unduly restrictive and not in the best interests of the Company to adopt specific director term limits. Diversity and Board renewal will be supported through the other mechanisms designed to address the needs of the Company (as described elsewhere in this Proxy Statement) and not through the imposition of arbitrary term limits.

Given the nature and size of the Company’s business and its industry, it may prove to be challenging for the Company to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that the Company seeks to promote. The Company has therefore not adopted any specific women representation targets, but will promote its objectives through the initiatives set out in this Proxy Statement with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time. As of the date of this Proxy Statement, of the six directors serving on the Board, two (33%), namely Ms. Trompeter and Ms. Harnett, are female. Although the Company has not adopted a written policy in this respect, it is conscious of the value of female representation within a group. Ms. Trompeter also holds a position as an “executive officer” of the Company, as that term is defined under NI 58-101.
Board Diversity
The following table provides certain highlights of the composition of the Board as of the date of this Proxy Statement:

Board Diversity Matrix (As of November 10, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Effective March 21, 2013, the Board established a Nominating and Governance Committee as a standing committee of the Board, the primary function of which is to oversee corporate governance activities as described above. See “Corporate Governance - Assessment of Directors, the Board and Board Committees.”
Assessment of Directors, the Board and Board Committees
The Nominating and Governance Committee assesses and provides recommendations on an annual basis to the Board on the effectiveness of the Board as a whole, the committees, and the contribution of individual directors. All directors are free to make suggestions on improvement of the Board’s practices at any time and are encouraged to do so. The Chair of the Nominating and Governance Committee will also meet regularly with each director to discuss such director’s performance and such director’s assessment of the Board, the committees’, and other directors’ performance.
Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The mandate, organization, powers, and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, along with other Corporate Governance documents can be found on the Company’s website at http://investors.sphere3d.com.

Audit Committee
We have a standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the primary function of which is to assist the Board in fulfilling its financial oversight responsibilities, which includes monitoring the quality and integrity of the Company’s financial statements and the independence and performance of the Company’s external auditors, acting as a liaison between the Board and the Company’s external auditors, reviewing the financial information that will be publicly disclosed and reviewing all audit processes and the systems of internal controls management that the Board has established.
The Audit Committee is comprised of the following directors: Mr. Hanley (Chair), Mr. Danziger, and Ms. Harnett. Each of the members of the Audit Committee is independent and “financially literate” within the meaning of NI 52-110. In addition to being independent under Nasdaq Marketplace Rule 5605(a)(2), all members of the Audit Committee must meet the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) of the Exchange Act and Nasdaq Marketplace Rule 5605(c)(2)(A) (“Audit Committee Independence Rules”). The Board has determined that Mr. Hanley qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. During fiscal year 2022, Ms. Trompeter served as Chair of the Audit Committee until March 7, 2022 when she resigned from the Audit Committee as it was determined she no longer qualified as an independent Audit Committee member under the Audit Committee Independence Rules due to an unsolicited discretionary bonus payment made by the Company to Ms. Trompeter outside of board compensation for work on certain business initiatives. Mr. Hanley joined the Audit Committee and assumed the role of Chairman of this committee on May 31, 2022. Mr. McEwan and Mr. Mahadevan served on the Audit Committee until December 20, 2022.
Compensation Committee
The Compensation Committee is a standing committee of the Board, the primary functions of which are to set performance guidelines for and evaluate the performance of the Chief Executive Officer, review and approve the compensation programs for the Chief Executive Officer and the Company’s other executive officers and members of senior management (subject, in the case of equity-based compensation, to approval by the Board in accordance with applicable laws), review and make recommendations to the Board with respect to, succession planning, review and administer the Company’s long-term incentive plans(s), review and approve other compensation and benefit programs of the Company, and review the Company’s general human resources policies with senior management.
The Compensation Committee is comprised of the following directors: Ms. Harnett (Chair), Mr. McEwan and Mr. Mahadevan, all of whom are independent as per the definition set forth in NI 52-110 and each of whom have prior executive management experience which includes structuring compensation arrangements. During fiscal year 2022, Ms. Trompeter served on the Compensation Committee until her resignation from the Compensation Committee on April 5, 2022 when she was appointed Chief Executive Officer of the Company. Mr. Hanley was on the Compensation Committee from May 31, 2022 to December 20, 2022. Ms. Harnett joined the Compensation Committee on December 20, 2022.
Nominating and Governance Committee
The Nominating and Governance Committee is a standing committee of the Board, the primary functions of which is to provide the Board with advice and recommendations relating to corporate governance in general, including, without limitation, all matters relating to the stewardship role of the Board in respect of the management of the Company, Board size and composition including the identification of new nominees to the Board and leading the candidate selection process, orientation of new members, Board compensation, and such procedures as may be necessary to allow the Board to function independently of management.
The Nominating and Governance Committee annually reviews and assesses the effectiveness of the Board as a whole, the effectiveness and membership of the Board committees, and the contribution of the individual directors and makes such recommendations to the Board arising out of such review as it deems appropriate.
The Nominating and Governance Committee is comprised of the following directors: Mr. McEwan (Chair), Mr. Mahadevan, Mr. Hanley. and Ms. Harnett, all of whom are independent as per the definition set forth in NI 52-110. During fiscal year 2022, Ms. Trompeter served on the Nominating and Governance Committee until her resignation from the Nominating and Governance Committee on April 5, 2022, when she was appointed Chief Executive Officer of the Company. Mr. Hanley joined the Nominating and Governance Committee on May 31, 2022. Ms. Harnett joined the Nominating and Governance Committee on December 20, 2022.

Communications by Shareholders with Directors
Shareholders may communicate with the Board, or any individual director, by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors (or individual director), c/o the Secretary of the Company. The Secretary will forward such communications to the Board or to the identified director(s), although spam, junk mail, mass mailings, solicitations, advertisements, and communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Secretary.
Indebtedness of Directors and Executive Officers
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
Indemnification of Our Executive Officers and Directors
In accordance with the by-laws of the Company, directors and officers are each indemnified by the Company against all liability and costs arising out of any action or suit against them from the execution of their duties, provided that they have (i) carried out their duties honestly and in good faith with a view to the best interests of the Company, (ii) have otherwise complied with the provisions of applicable corporate law and (iii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to the members of the Board, executive officers, and all employees. Such Code is posted on the Company’s website and is available at www.sphere3d.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code applying to our principal executive officer or our principal financial or accounting officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

DIRECTOR COMPENSATION
The following table provides compensation information for the members of the Board during 2022 who were not employed by us or any of our subsidiaries (“non-employee directors”). Ms. Trompeter and Mr. Tassiopoulos were NEO’s who also served on the Board during the fiscal year ended December 31, 2022. The 2022 compensation information for Ms. Trompeter and Mr. Tassiopoulos is presented in the Summary Compensation Table below. Ms. Trompeter was a non-employee director until April 4, 2022 and was paid compensation for her service on the Board as described in the Summary Compensation Table below. Mr. Tassiopoulos, the former Chief Executive Officer, was not entitled to any additional compensation for his service on the Board during fiscal year 2022.
All share and per share amounts herein have been adjusted to give effect to the 1-for-7 reverse share consolidation (also known as reverse stock split) of the Company completed on June 28, 2023, which was approved by the Company’s shareholders on June 23, 2023.

Name	Fees Earned ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
David Danziger(2)	2,446	99,981	—	102,427
Timothy Hanley(3)	52,555	97,699	—	150,254
Susan S. Harnett(4)	10,883	—	—	10,883
Vivekanand Mahadevan	62,995	201,985	—	264,980
Duncan McEwan	92,258	201,985	—	294,243
_______________
(1)The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2022 in accordance with relevant accounting principles and do not reflect compensation received by the non-employee director. At December 31, 2022, the end of our last fiscal year, Mr. Danziger held outstanding stock options for 60,470 common shares, Mr. Hanley held outstanding stock options for 17,572 common shares, and Mr. Mahadevan and Mr. McEwan each held outstanding stock options for 78,949 common shares. Our non-employee directors did not hold any stock awards at the end of our last fiscal year.
(2)Mr. Danziger joined the Board on December 20, 2022.
(3)Mr. Hanley joined the Board on May 31, 2022.
(4)Ms. Harnett joined the Board on November 11, 2022.
From January 1, 2022 through May 31, 2022, the non-employee directors earned $10,000 per quarter for their service on the Board except the Chair of the Audit Committee and the Chairman of the Board (or in such circumstances where the Chairman of the Board was not independent of management of the Company, the Lead Board Member) earned $12,500 per quarter for their service on the Board. Each non-employee director was also entitled to receive restricted stock units valued at $40,000 based upon the closing price of our common shares on the first business day of the year, subject to Board approval (“Annual Stock Award”).

In May 2022, we reviewed the Board’s compensation as compared to our crypto-mining competitors (“Competitors”) and determined that the Board compensation was not commensurate with our Competitors or for the time involvement and industry risks for our directors. To attract talented individuals to join the Board, we believed it was in the best interest of us to change the Board compensation. On May 27, 2022, the Board approved a new compensation program for non-employee directors. Beginning June 1, 2022, the non-employee directors will each receive the following compensation: (a) an annual cash payment of $75,000, payable quarterly in arrears (and pro-rated for partial quarterly periods), (b) in the case of the Chairman of the Board, an additional annual cash payment of $20,000, payable quarterly in arrears (and prorated for partial quarterly periods), (c) in the case of a Chairman of each subcommittee of the Board (being the Audit Committee, Nominating Committee and Compensation Committee), an additional annual cash payment of $15,000, payable quarterly in arrears (and pro-rated for partial quarterly periods), and (d) on an annual basis and at the election of the non-employee director, either: (i) restricted share units having a value of $100,000, to be priced at the market close on the day of our next annual shareholder’s meeting, such restricted stock units to vest 364 days following the date of grant, or (ii) that number of stock options equal to $100,000 divided by the value of the options at the time of grant (to be determined using the Black-Scholes pricing model) to be priced at the market close on the day of our next annual shareholder’s meeting, such stock options to vest in full 364 days following the date of grant (the “New Board Compensation Program”), provided there are sufficient shares available in our 2015 Performance Incentive Plan (the “2015 Plan”). Pursuant to the New Board Compensation Program, Mr. Hanley, Mr. McEwan and Mr. Mahadevan each received a stock option for 17,572 shares with an exercise price of $7.42 vesting in full on December 20, 2022 and expiring on May 31, 2028.
On June 10, 2022, the Board retroactively approved the Annual Stock Award for Mr. McEwan, Mr. Mahadevan, and Ms. Trompeter on a pro-rata basis covering the period beginning January 1, 2022 through May 31, 2022 (the end-date for the Board compensation program before the New Board Compensation Program). Ms. Trompeter’s pro-rata basis was adjusted to January 1, 2022 through April 4, 2022, the date Ms. Trompeter ceased to be an independent board member. The value of the Annual Stock Awards was based upon the closing price of the Company’s common shares on January 3, 2022, the first business day of the year. Mr. McEwan and Mr. Mahadevan opted to receive stock options (in lieu of restricted stock units) and each received a stock option for 907 shares with an exercise price of $6.30 vesting in full on December 31, 2022. The stock options expire on June 10, 2028. Ms. Trompeter received 420 restricted stock units that vested in full on December 31, 2022.
On December 30, 2022, pursuant to the New Board Compensation Program, Mr. Danziger, Mr. Mahadevan and Mr. McEwan each received a stock option for 60,470 shares with an exercise price of $2.17 vesting in full on December 19, 2023 and expiring on December 20, 2028. The value of the stock option was based upon the closing price of the Company’s common shares on December 20, 2022, the date of our 2022 annual shareholders meeting.
On February 28, 2023, Ms. Harnett and Mr. Hanley each received 46,082 restricted stock units of the Company valued at $133,481 based upon the closing price of our common shares on February 28, 2023 of $2.8966, vesting in full on December 19, 2023. Pursuant to the New Board Compensation Program, each director is entitled to an annual equity award valued at $100,000 based upon the closing price of our common stock on the date of the annual shareholders meeting. The number of restricted stock units granted was based upon the closing price of the Company’s common shares of $2.17 on December 20, 2022, the date of our 2022 annual shareholders meeting.
In August 2019, we entered into a change of control agreement with Mr. Mahadevan and Mr. McEwan (the “COC Agreements”) in order to compensate such individual for prior unpaid board services. The COC Agreements provide that in the event of a change of control of the Company and provided no payment has been made under (i) or (ii) below, Mr. Mahadevan and Mr. McEwan shall be entitled, in their sole discretion, to provide written notice to us at any time within 30 days of such event, to receive an amount equal to $127,500 and $115,000, respectively, for directorship services (the “COC Board Fees”) related to waived fees for periods as of June 30, 2019. The COC Agreements also provide that Mr. Mahadevan and Mr. McEwan shall be entitled to the COC Board Fees if (i) such individual becomes unable to serve on the Board, either due to prolonged sickness, permanent disability, or death or (ii) is not reappointed as a member of the Board at a duly convened meeting of its shareholders.
The Board retains complete discretion to adopt or modify our programs for providing cash and/or equity-based compensation to our non-employee directors as it deems appropriate from time to time.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and the Board have selected MaloneBailey LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2023. MaloneBailey LLP has acted in such capacity since its appointment May 4, 2022. A representative of MaloneBailey LLP is not expected to be present at the Meeting. Based on the representations of MaloneBailey LLP, neither the firm nor any of its partners has any direct financial interest nor any material indirect financial interest in the Company or any of its subsidiaries nor has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.
Prior to the engagement of MaloneBailey LLP, Smythe LLP served as the Company’s independent registered public accounting firm since July 25, 2019. On May 4, 2022, Smythe LLP resigned due its lack of expertise in the cryptocurrency mining business sector and the change of our business focus to cryptocurrency mining. The resignation was approved by our Audit Committee and by the Board. There have been no reservations in the reports of Smythe LLP in connection with the audit of the 2021 fiscal year. There are no reportable events, including disagreements, consultations, or unresolved issues, as such terms are defined in National Instrument 51-102 - Continuous Disclosure Obligations or in Items 304(a)(1)(iv) and (v) of Regulation S-K. The notice of change of auditors and the acknowledgements of that notice by MaloneBailey LLP and Smythe LLP can be found as exhibits to the Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission and on SEDAR on May 6, 2022.
Additional information on our former auditors is available below under “Principal Accountant Fees and Services” and in our Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Principal Accountant Fees and Services”. Our Annual Report on Form 10-K is available on SEDAR and EDGAR at www.sedar.gov and www.sec.gov, respectively, and on our website at www.sphere3d.com.
Vote Required
The affirmative vote of a majority of votes cast by shareholders on this proposal represented in person or by proxy at the Meeting is required to approve the proposal.
The Board recommends a vote “FOR” the ratification of the selection of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Independent Registered Public Accounting Firm Fees and Services
The aggregate fees incurred by our independent registered public accounting firm, MaloneBailey LLP, in each of the last two years for audit and other fees are as follows (in thousands):

	2022	2021

Audit fees(1)	$660	$—
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
	$660	$—
___________________
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, which were provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, and are not reported under audit fees.
(3)Tax fees consist of fees billed for professional services rendered for IRS Section 302 net operating loss limitation study.
(4)All other fees consist of fees for products and services other than the services reported above.

The aggregate fees incurred by our predecessor independent registered public accounting firm, Smythe LLP, in each of the last two years for audit and other fees are as follows (in thousands):

	2022	2021

Audit fees(1)	$68	$146
Audit related fees(2)	—	2
Tax fees(3)	1	9
All other fees(4)	—	22
	$69	$179
___________________
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, which were provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, and are not reported under audit fees.
(3)Tax fees consist of fees billed for professional services rendered for IRS Section 302 net operating loss limitation study.
(4)All other fees consist of fees for products and services other than the services reported above.
Pre-Approval Policies and Procedures
The Audit Committee has the authority to pre-approve all non-audit services to be provided to the Company by its independent registered public accounting firm. All services provided by MaloneBailey LLP during the year 2022 were pre-approved by the Audit Committee. All services provided by Smythe LLP during the years 2022 and 2021 were pre-approved by the Audit Committee.

Report of the Audit Committee
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee is governed by a charter. The Audit Committee held four meetings during fiscal year 2022. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 16, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the firm’s communications with the Audit Committee concerning the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and considered the compatibility of non-audit services with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by the Company with the Securities and Exchange Commission.
THE AUDIT COMMITTEE:
Timothy Hanley, Chairman
David Danziger
Susan Harnett

EXECUTIVE OFFICERS
The following sets forth certain information regarding our executive officers as of the Record Date.

Name	Age	Position with our Company
Patricia Trompeter	56	Chief Executive Officer and Director
Kurt L. Kalbfleisch	57	Senior Vice President, Chief Financial Officer, and Secretary
Joseph L. O’Daniel	53	President
Patricia Trompeter is our Chief Executive Officer and a director. See the description of her business experience included in the Proposal No. 1 “Election of Directors” section of this Proxy Statement.
Kurt L. Kalbfleisch has served as Senior Vice President, Chief Financial Officer, and Secretary of the Company since December 1, 2014. Mr. Kalbfleisch also served as Chief Financial Officer of Overland Storage, Inc. (“Overland”) from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.
Joseph L. O’Daniel has served as President of the Company since November 14, 2018. He previously served as President and Chief Executive Officer of Unified ConneXions, Inc. from 2001 and as founder of HVE ConneXions, LLC from April 2013 until their acquisitions by us in January 2017. Mr. O’Daniel has over 20 years of experience in the virtualization and technology industry and has extensive experience in executive leadership positions.
Executive officers serve at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer.
EXECUTIVE COMPENSATION
For purposes of Executive Compensation, the Company’s named executive officers are determined under rules prescribed by the U.S. Securities and Exchange Commission and for smaller reporting companies such as us, generally include: (1) each individual who, at any time during the year, served as the company’s principal executive officer, (2) the company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year, and (3) up to two other individuals who served as executive officers during the year and are not serving as executive officers on the last day of the year.
For fiscal year 2022, our named executive officers were (i) Patricia Trompeter, Chief Executive Officer, (ii) Peter Tassiopoulos, former Chief Executive Officer; (iii) Joseph L. O’Daniel, President, and (iv) Kurt L. Kalbfleisch, Senior Vice President and Chief Financial Officer (referred to as our “NEOs”).
All share and per share amounts herein have been adjusted to give effect to the 1-for-7 reverse share consolidation (also known as reverse stock split) of the Company completed on June 28, 2023, which was approved by the Company’s shareholders on June 23, 2023.

Summary Compensation Table for Fiscal Year 2022
The following table sets forth the compensation for services rendered by the NEOs for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(1) ($)		All Other Compensation(2) ($)		Total Compensation ($)
Patricia Trompeter(3)	2022	254,423	400,000	(4)	1,181,649	(5)	1,113,000	(6)	29,678	(7)	2,978,750
Chief Executive Officer	2021	—	—		—		—		—		—
Peter Tassiopoulos(8)	2022	61,790	—		5,060,000	(9)	—		1,072,220	(10)	6,194,010
Former Chief Executive Officer	2021	248,000	1,300,000		—		—		4,742		1,552,742
Kurt L. Kalbfleisch(11)	2022	210,000	150,000		1,485,643	(12)	126,225	(13)	384,906	(14)	2,356,774
Senior Vice President, Chief Financial Officer and Secretary	2021	100,000	100,000		—		—		—		200,000
Joseph L. O’Daniel	2022	240,385	75,000		—		—		4,056		319,441
President	2021	200,000	136,500		—		—		4,155		340,655
____________
(1)The amounts shown in this column represent the grant date fair value of the awards granted during fiscal year 2022 in accordance with relevant accounting principles and do not reflect compensation received by the NEO.
(2)The amounts shown in the “All Other Compensation” column reflect amounts we paid on the named executive officers’ behalf for health insurance and life insurance premiums and certain out-of-pocket medical expenses. Mr. Tassiopoulos did not receive any compensation for serving as a member of the Board.
(3)Ms. Trompeter has served as our Chief Executive Officer since April 5, 2022.
(4)Ms. Trompeter has deferred payment of her fiscal year 2022 annual bonus in the amount of $350,000.
(5)This amount is comprised of three awards: (i) a restricted stock unit for 71,428 shares and a restricted stock unit for 22,142 shares, both granted on April 8, 2022 and valued at $12.60 per share on the grant date (the closing market price for a common share of the Company on that date); and (ii) a restricted stock unit for 420 shares granted on June 10, 2022 and valued at $6.30 per share on the grant date (the closing market price for a common share of the Company on that date).
(6)This amount is comprised of one option for 107,142 shares with an exercise price of $12.60 granted on April 8, 2022.
(7)This amount includes $13,049 received as a non-employee director prior to Ms. Trompeter’s appointment as Chief Executive Officer on April 5, 2022.
(8)Mr. Tassiopoulos’ employment with us terminated on April 4, 2022 at which time he was serving as our Chief Executive Officer. Mr. Tassiopoulos currently provides services to us as a consultant. The dollar amounts reported for Mr. Tassiopoulos in the above table in the “Salary” column are presented after conversion from Canadian dollars to U.S. dollars. For 2022 and 2021, the average U.S. dollar to Canadian dollar conversion rates of 1.31 and 1.25, respectively, were utilized.
(9)This amount is comprised of one restricted stock unit for 285,714 shares granted on April 5, 2022 and valued at $17.71 per share on the grant date (the closing market price for a common share of the Company on that date).
(10)This amount includes $1,068,050 in consulting fees paid to Mr. Tassiopoulos from April 5, 2022 to December 31, 2022. In fiscal year 2023 and after Mr. Tassiopoulos ceased to be a NEO, the Board has requested the consulting or advisory services of Mr. Tassiopoulos. In each instance, the Board has set compensation that is commensurate with market practice. No amounts are reflected above or below for payments made to Mr. Tassiopoulos in fiscal year 2023.

(11)Mr. Kalbfleisch has served as the Company’s Senior Vice President, Chief Financial Officer and Secretary pursuant to a transition services agreement with Overland (the “Transition Services Agreement”) from November 2018 until July 19, 2022, at which time Mr. Kalbfleisch resigned from Overland, and on June 20, 2022 he signed an employment agreement with the Company. In April 2020, the Company began supplementing Mr. Kalbfleisch’s salary under the Transition Services Agreement in an amount equal to $100,000 per year.
(12)This amount is comprised of two awards: (i) a restricted stock unit for 71,428 shares granted on April 5, 2022 and valued at $17.71 per share on the grant date (the closing market price for a common share of the Company on that date); and (ii) a restricted stock unit for 46,428 shares granted on June 27, 2022 and valued at $4.75 per share on the grant date (the closing market price for a common share of the Company on that date).
(13)This amount is comprised of one option for 32,142 shares with an exercise price of $4.75 granted on June 27, 2022.
(14)This amount includes a one-time payment of $360,000 for amounts owed to Mr. Kalbfleisch under his COC Agreement as described below under “Employment, Severance and Change in Control Agreements”.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information about the current holdings of stock and option awards by our NEOs at December 31, 2022.

Name	Option-based Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)		Option Expiration Date	Number of Units of Stock Not Vested (#)		Market Value of Units of Stock Not Vested(1) ($)
	Exercisable	Unexercisable
Patricia Trompeter	21,428	85,714	(2)	12.60		4/8/2028	57,144	(3)	110,202
Peter Tassiopoulos	71	—		2,765.23	(4)	9/15/2023	—		—
Kurt L. Kalbfleisch	6,428	25,714	(5)	4.75		6/27/2028	37,142	(6)	71,628
Joseph L. O’Daniel	—	—		—		—	—		—
_______________
(1)This column is based on the closing price of our common shares of $1.9285 as of December 30, 2022.
(2)These options vest as follows: 21,428 vested on April 8, 2022; 32,143 vested on April 8, 2023; 26,786 vest on April 8, 2024, and 26,785 vest on April 8, 2025.
(3)This stock award vests as follows: 21,429 shares vested on April 8, 2023; 17,858 shares vest on April 8, 2024, and 17,857 shares vest on April 8, 2025.
(4)The exercise prices are presented after conversion from Canadian dollars to U.S. dollars based on an exchange rate of 1.36 Canadian dollar to one U.S. dollar on December 31, 2022.
(5)These options vest as follows: 6,428 vested on June 27, 2022; 9,643 vested on June 20, 2023; 8,036 vest on June 20, 2024, and 8,035 vest on June 20, 2025.
(6)This stock award vests as follows: 13,928 shares vested on June 20, 2023; 11,607 shares vest on June 20, 2024, and 11,607 shares vest on June 20, 2025.
2015 Performance Incentive Plan
Employees, officers, directors and consultants that provide services to the Company or one of its subsidiaries may be selected to receive awards under the 2015 Plan. The Company’s Board has broad authority to administer the 2015 Plan, including the authority to select participants and determine the types of awards that they are to receive, determine the grants levels, vesting and other terms and conditions of awards, and construe and interpret the terms of the 2015 Plan and any agreements relating to the plan.

A total of 2,180,346 common shares are authorized for issuance with respect to awards granted under the 2015 Plan (not including shares subject to terminated awards under the Company’s Second Amended and Restated Stock Option Plan (the “2012 Plan”) that become available for issuance under the 2015 Plan). In addition, the share limit automatically increases on the first trading day in January of each calendar year during the term of the 2015 Plan by an amount equal to the lesser of (i) ten percent (10%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, or (ii) such number of common shares as may be established by the Board. Awards under the 2015 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards. Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.
The number and type of shares available under the 2015 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to customary adjustments in the event of stock splits, stock dividends and certain other corporate transactions. Generally, and subject to limited exceptions set forth in the 2015 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of the Company’s assets, all awards then-outstanding under the 2015 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Board provides for the assumption, substitution or other continuation of the award. The Board also has the discretion to establish other change in control provisions with respect to awards granted under the 2015 Plan.
The Board may amend or terminate the 2015 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or deemed advisable by the Board. If not earlier terminated by the Board, the 2015 Plan will terminate on May 14, 2025. The 2015 Plan is not exclusive as the Board may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.
Equity Compensation Plan Information
The Company maintains the 2012 Plan, 2015 Plan, and 2015 Employee Stock Purchase Plan (the “ESPP”), which have been approved by the Company’s shareholders. No new awards may be granted under the 2012 Plan. The Company has no unauthorized compensation plans. The following table provides information about the Company’s equity compensation plans as of the last day of fiscal year 2022, unless otherwise footnoted below.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders(2)	514,786	$7.11	61,411
________________
(1)The weighted-average exercise prices do not reflect shares subject to outstanding awards of restricted stock units.
(2)Of the aggregate number of shares that are to be issued upon exercise of outstanding options and rights as reported in column (a), 514,698 were subject to outstanding awards under the 2015 Plan and 88 were subject to outstanding awards under the 2012 Plan as of December 31, 2022. Of the aggregate number of shares that remained available for future issuance reported in column (c), 56,054 were available under the 2015 Plan and 5,357 were available under the ESPP. The 2015 Plan permits the granting of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, and stock units.

Executive Officer Compensation
Our executive compensation programs are determined by the Compensation Committee, within the scope of the authority delegated to it by the Board and subject to applicable law. The goals of our program are to attract and retain highly qualified and experienced executives and to provide compensation opportunities that are linked to corporate and individual performance. Decisions by the Compensation Committee on our executive compensation programs are subjective and the result of our business judgment, which is informed by the experiences of the Compensation Committee members. The named executive officers do not have any role in determining their own compensation, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting compensation levels for the named executive officers other than himself. The primary components of our executive compensation program are base salary, performance bonuses and long-term equity incentive awards.
Base Salaries. Base salaries are primarily intended to attract and retain highly qualified executives by providing them with fixed, predictable levels of compensation. Such base salaries are subject to periodic review and adjustment by the Compensation Committee.
Performance Bonuses. The Compensation Committee did not approve a bonus plan for fiscal year 2022.
Long-Term Equity Incentive Awards. Long-term equity incentives are intended to align the NEOs’ interests with those of our shareholders as the ultimate value of these awards depends on the value of our common shares. We have historically granted equity awards in the form of stock options with an exercise price that is equal to the per-share closing price of our common shares on the grant date. In recent years, restricted stock units have also been granted as provided for under our 2015 Plan. The Compensation Committee believes that stock options are an effective vehicle for aligning the interests of our executives with those of our shareholders as the executive will only realize value on their options if the share price increases during the period between the grant date and the date the stock option is exercised. The stock options and restricted stock units function as a retention incentive for the named executive officers as they typically vest over a multi-year period following the date of grant. Restricted stock units, which are payable in our common shares, also link the interests of the award recipient with those of our shareholders as the potential value of the award is directly linked to the value of our common shares. The NEOs’ equity awards are subject to accelerated vesting in certain circumstances under their agreements with us are described below.
Employment, Severance, and Change in Control Agreements
Patricia Trompeter. Ms. Trompeter has served as our Chief Executive Officer since April 5, 2022. On April 8, 2022, we entered into an employment agreement with Ms. Trompeter (the “Trompeter Employment Agreement”). The Trompeter Employment Agreement is effective as of April 8, 2022 and had an initial one-year term which was automatically extended for an additional one-year period and will continue to automatically extend for an additional one-year periods thereafter, unless terminated by either party within 90 days prior to the renewal date.
Under the Trompeter Employment Agreement, we will pay Ms. Trompeter an annual base salary of $350,000. At the discretion of the Board, Ms. Trompeter will be eligible to receive an annual bonus up to 100% of her base salary. The Board may also determine to issue Ms. Trompeter additional restricted stock units based upon the achievement of certain performance and financial thresholds. Ms. Trompeter is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of our executive management employees.
Upon the closing of a Change of Control of the Company (as defined in the Trompeter Employment Agreement), Ms. Trompeter shall receive a percentage ranging from 2.0% to 3.0% of the consideration received by the Company’s common shareholders based upon the amount of the transaction.
All compensation and unvested benefits payable under the Trompeter Employment Agreement shall terminate on the date of the termination of Ms. Trompeter’s employment, unless Ms. Trompeter’s employment is terminated by us without cause or by Ms. Trompeter for good reason, each as defined in the Trompeter Employment Agreement, or as a result of a material breach by us of any of our obligations under the Trompeter Employment Agreement or any other agreement to which the Company and Ms. Trompeter are parties, in which case Ms. Trompeter shall be entitled to (i) continued payment of her base salary at the rate and schedule then in effect for a period of six months after the date of termination, with an additional month of severance to be added for every completed year of service as Chief Executive Officer; (ii) continued health and life insurance benefits (“Benefits”) for six months after the date of termination, with an additional month of Benefits to be added for every completed year of service as Chief Executive Officer; and (iii) any unvested stock options and restricted stock units shall vest on the day immediately prior to the termination date.
Pursuant to the Trompeter Employment Agreement, on April 8, 2022, Ms. Trompeter received (i) 22,142 fully vested common shares valued at $279,000 based upon the closing price of our common shares on April 8, 2022 of $12.60; 71,428 restricted stock units of the Company valued at $0.9 million based upon the closing price of our common shares on April 8, 2022 of $12.60, of which 20% of the shares vested on April 8, 2022, 30% of the shares vested on the April 8, 2023, 25% of the shares vest on April 8, 2024 and 25% of the shares vest on April 8, 2025; and (ii) 107,142 stock options to purchase common shares of the Company, 20% of which vested on April 8, 2022; 30% of which vested on April 8, 2023, 25% of which vest on April 8, 2024 and 25% of which vest on April 8, 2025. The stock options have an exercise price of $12.60 and expire on April 8, 2028. In the event of a change of control of the Company (as defined in the Trompeter Employment Agreement), 60% of any unvested restricted stock units and 60% of any unvested stock options will immediately vest as of the day immediately prior to the change of control. Ms. Trompeter also received compensation for her service on the Board, prior to her appointment as Chief Executive Officer, described below under the section entitled “Compensation of Directors.”
On December 2, 2022, the Board approved a $100,000 bonus for Ms. Trompeter in recognition of successful ongoing restructuring efforts, payable 50% immediately and 50% on such date that we complete a financing in an amount to be determined by the Chairman of the Board as reasonable. In March 2023, Ms. Trompeter satisfied the conditions previously determined by the Board for such bonus and was paid $50,000.
On February 28, 2023, Ms. Trompeter received 138,250 restricted stock units of the Company valued at $400,455 based upon the closing price of our common shares on February 28, 2023 of $2.8966, of which 20% of the shares vested on May 22, 2023 and 80% of the shares will vest on December 1, 2023.
In January 2023, the Board approved a fiscal year 2022 annual bonus for Ms. Trompeter in the amount of $350,000. Ms. Trompeter has deferred payment of the fiscal year 2022 bonus.
Peter Tassiopoulos. Mr. Tassiopoulos served as our Chief Executive Officer from November 14, 2018 until April 4, 2022. In August 2019, we entered into a new employment agreement with Mr. Tassiopoulos (the “Tassiopoulos Employment Agreement”). The Tassiopoulos Employment Agreement provided for Mr. Tassiopoulos to earn an annual base salary of CAD $310,000, which had been his base salary since his appointment as Chief Executive Officer on November 14, 2018. Mr. Tassiopoulos was also eligible to receive bonuses and to participate in the Company’s various stock and other retention compensation plans as determined by the Board. In addition, Mr. Tassiopoulos was entitled to a financing bonus (the “M&A Fee”) equal to 3.0% of the total value of any transaction relating to the purchase of all of the shares or all or substantially all the assets of the Company that is completed during Mr. Tassiopoulos’ tenure with us and for a period of six months following his ceasing to be an executive of the Company, unless he is terminated by us for cause. The Tassiopoulos Employment Agreement also provided that if we terminated Mr. Tassiopoulos’ employment without cause or for good reason (including a change in control of the Company), then we would be obligated to pay him a change of control payment of $0.4 million related to 2018, and carried forward from his prior employment agreement with us, and the M&A Fee payment. In addition, we were required to provide Mr. Tassiopoulos with any pro-rated bonus or other incentives as of the date of termination.
In October 2021, the Board approved a discretionary bonus for Mr. Tassiopoulos in the amount of $1.3 million in recognition of his extraordinary efforts in repositioning the Company and his forfeiture of significant historical accrued bonus entitlements since 2014 (which included the entitlement to receive a 4% bonus on proceeds raised from prior capital raises) in order to lower the financial burden on us during challenging periods.
Effective April 4, 2022, Mr. Tassiopoulos resigned as our Chief Executive Officer and as a member of the Board to pursue other opportunities. In connection with his resignation, the Company and Mr. Tassiopoulos signed a separation and general release agreement dated April 4, 2022 pursuant to which Mr. Tassiopoulos will continue to receive healthcare benefits for a period of 12 months, and he received 285,714 restricted stock units on April 5, 2022 valued at approximately $5.1 million based upon the closing price of our common shares on April 5, 2022 of $17.71, of which 71,429 shares vested on July 4, 2022 and 214,285 shares vested on October 31, 2022 (the “Severance Benefits”). The payment of the Severance Benefits is in lieu of our obligation to pay Mr. Tassiopoulos benefits under his Tassiopoulos Employment Agreement, including the change of control payment and M&A Fee.

In addition, we entered into a consulting agreement with Mr. Tassiopoulos dated April 4, 2022 with a term of 12 months and a retainer of $1.0 million plus harmonized sales tax (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Tassiopoulos will continue to assist the Company's management team to transition its business to the cryptocurrency and blockchain sector and assist with Ms. Trompeter’s transition into her Chief Executive Officer role.
Kurt L. Kalbfleisch. From November 2018 to June 2022, Mr. Kalbfleisch served as our Senior Vice President, Chief Financial Officer and Secretary under a Transition Services Agreement with Overland. As a result of the sale of a subsidiary of the Company in November 2018, Mr. Kalbfleisch ceased to be employed by the Company, and such change of control transaction triggered the right of Mr. Kalbfleisch to receive a payment in the amount of $360,000 (reduced from the original entitlement of $450,000) (the “COC Payment”) from the Company pursuant to an employment agreement with the Company in effect at the time of the sale. In August 2019, we entered into a change of control agreement with Mr. Kalbfleisch (the “COC Agreement”) which provides that if Mr. Kalbfleisch is providing services to us at the time of a change of control, Mr. Kalbfleisch shall be entitled, in his sole discretion, to provide written notice to us at any time within 30 days of receiving written notice of such event, to receive the COC Payment. The COC Agreement also provides that if (i) we terminate Mr. Kalbfleisch’s services without cause or Mr. Kalbfleisch terminates his services with us for good reason or (ii) Mr. Kalbfleisch becomes unable to provide services to us, either due to prolonged sickness, permanent disability or death, we shall pay Mr. Kalbfleisch the COC Payment. The COC Payment was paid to Mr. Kalbfleisch by the Company in June 2022 as set forth below.
Beginning in April 2020 and ending in June 2022, we supplemented Mr. Kalbfleisch’s salary under the Transition Services Agreement in an amount equal to $100,000 per year.
In December 2021, the Board approved a discretionary bonus for Mr. Kalbfleisch in the amount of $100,000 to recognize his work effort and success related to various financing transactions, debt restructuring and other corporate matters.
On April 5, 2022, the Board approved a discretionary stock award for Mr. Kalbfleisch in the amount of 71,428 restricted stock units valued at approximately $1.3 million based upon the closing price of our common shares on April 5, 2022 of $17.71. The restricted stock units vested in full on April 12, 2022.
On June 20, 2022, we entered into an employment agreement with Mr. Kalbfleisch (the “Kalbfleisch Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kalbfleisch will continue to serve in his capacity as Chief Financial Officer. The Kalbfleisch Employment Agreement is effective as of June 20, 2022 and had an initial one-year term, which was automatically extended for an additional one-year period and will continue to automatically extend for additional one-year periods thereafter, unless terminated by either party within 90 days prior to the renewal date.
Under the Kalbfleisch Employment Agreement, we will pay Mr. Kalbfleisch an annual base salary of $320,000. In addition, in consideration of amounts owed to Mr. Kalbfleisch under the COC Agreement, Mr. Kalbfleisch also received a one-time cash payment equal to $360,000. At the discretion of the Company’s Chief Executive Officer, Mr. Kalbfleisch is eligible to receive an annual bonus up to 75% of his base salary, payable in U.S. dollar or Bitcoin at the Chief Executive Officer’s discretion. The Chief Executive Officer may also determine to issue Mr. Kalbfleisch additional restricted stock units based upon the achievement of certain performance and financial thresholds to be determined by the Chief Executive Officer, subject to approval by the Board.
Mr. Kalbfleisch is also entitled to health insurance benefits and to participate in any employee benefit plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans that we may from time to time have in effect for any of its executive management employees.
Upon the closing of a Change of Control of the Company (as defined in the Kalbfleisch Employment Agreement), Mr. Kalbfleisch shall receive a percentage ranging from 0.1% to 0.7% of the consideration received by our common shareholders based upon the amount of the transaction.

All compensation and unvested benefits payable under the Kalbfleisch Employment Agreement shall terminate on the date of the termination of Mr. Kalbfleisch’s employment, unless Mr. Kalbfleisch’s employment is terminated by us without cause or by Mr. Kalbfleisch for good reason, each as defined in the Kalbfleisch Employment Agreement, or as a result of a material breach by us of any of our obligations under the Kalbfleisch Employment Agreement or any other agreement to which the Company and Mr. Kalbfleisch are parties, in which case Mr. Kalbfleisch shall be entitled to (i) continued payment of his base salary at the rate and schedule then in effect for a period of six months after the date of termination, with an additional month of severance to be added for every completed year of service as Chief Financial Officer plus a pro-rated portion of his bonus; (ii) continued health and life insurance benefits for eight months after the date of termination; (iii) any unvested stock options and restricted stock units shall vest on the day immediately prior to the termination date; and (iv) if such termination, or expiration of the term of the Kalbfleisch Employment Agreement, occurs less than 60 days prior to a change of control, we will remain obligated to compensate Mr. Kalbfleisch for any other payments due under a change of control. Pursuant to the Kalbfleisch Employment Agreement, on June 27, 2022, Mr. Kalbfleisch received (i) 46,428 restricted stock units of the Company valued at approximately $221,000 based upon the closing price of our common shares on June 27, 2022 of $4.75, of which 20% of the shares vested on August 18, 2022, 30% of the shares vested on June 20, 2023, 25% of the shares vest on June 20, 2024, and 25% of the shares vest on June 20, 2025 and (ii) 32,142 stock options to purchase common shares of the Company, 20% of which vested on June 27, 2022, 30% of which vested on June 20, 2023, 25% of which vest on June 20, 2024 and 25% of which vest on June 20, 2025. The stock options have an exercise price of $4.75 and expire on June 27, 2028. In the event of a change of control of the Company (as defined in the Kalbfleisch Employment Agreement), 50% of any unvested restricted stock units and 50% of any unvested stock options will immediately vest as of the day immediately prior to the change of control.
On February 28, 2023, Mr. Kalbfleisch received 121,428 restricted stock units of the Company valued at $351,728 based upon the closing price of our common shares on February 28, 2023 of $2.8966, of which 20% of the shares vested on May 22, 2023 and 80% of the shares will vest on December 1, 2023.
In January 2023, the Board approved a fiscal year 2022 annual bonus for Mr. Kalbfleisch in the amount of $150,000, which was paid in March 2023.
Joseph L. O’Daniel. Mr. O’Daniel, who became our President in November 2018, is an at-will employee and his employment may be terminated by us for any reason, with or without notice. On June 13, 2022, Mr. O’Daniel’s annual salary was increased from $200,000 to $275,000 per year. Mr. O’Daniel is eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by the Board or an authorized committee of the Board. Mr. O’Daniel’s annual bonus target is 100% of the greater of $200,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus is earned. Upon his joining us in January 2017, we entered into an offer letter with Mr. O’Daniel that provided for him to be paid a retention bonus in the amount of $700,442 if he continued employment with us through January 12, 2018. In February 2018, Mr. O’Daniel received an award of fully vested common shares in lieu of cash for a portion of the retention bonus leaving an outstanding balance of $533,802, which amount is due and payable to Mr. O’Daniel under certain circumstances. In September 2019, the Company and Mr. O’Daniel entered into a retention agreement (the “Retention Agreement”) with respect to the outstanding portion of the retention bonus (“Outstanding Retention Bonus”). Under the Retention Agreement, in the event of a change of control of the Company and provided no payment has been made under (i), (ii) or (iii) below, Mr. O’Daniel shall be entitled, in his sole discretion, to provide written notice to the Company at any time within 30 days of such event, to receive an amount equal to the Outstanding Retention Bonus. The Retention Agreement also provides that Mr. O’Daniel shall be entitled to the Outstanding Retention Bonus if (i) he becomes unable to provide services to the Company, either due to prolonged sickness, permanent disability or death, or (ii) the Company terminates him without cause, or (iii) he resigns his employment for good reason.
In 2022 and 2021, Mr. O’Daniel received discretionary bonuses in the amounts of $25,000 and $136,500, respectively.
On February 28, 2023, Mr. O’Daniel received 35,714 restricted stock units of the Company valued at $103,450 based upon the closing price of our common shares on February 28, 2023 of $2.8966, of which 20% of the shares vested on May 22, 2023 and 80% of the shares will vest on December 1, 2023.
In January 2023, the Board approved a fiscal year 2022 annual bonus for Mr. O’Daniel in the amount of $50,000, which was paid in March 2023.

Pay Versus Performance
The following summarizes the relationship between our CEO’s, and our other Named Executive Officers’, total compensation paid and our financial performance for the years shown in the table:

	Summary Compensation Table Total for PEO(2)		Compensation Actually Paid to PEO(3)		Average Summary Compensation Table Total for Non-PEO NEO(2)	Average Compensation Actually Paid to Non-PEO NEO(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Loss(5) (in thousands)
Year(1)	Current PEO	Former PEO	Current PEO	Former PEO
2022	2,978,750	6,194,010	2,050,132	2,084,760	1,338,108	1,078,221	9	(192,801)
2021	—	1,552,742	—	1,552,742	270,328	270,328	218	(17,289)
_______________
(1)On April 5, 2022, Patricia Trompeter was appointed as our CEO and principal executive officer (the “Current PEO”). On April 4, 2022, Peter Tassiopoulos resigned as our CEO and principal executive officer (the “Former PEO” and, together with the Current PEO, the “PEOs”). During the fiscal years ended December 31, 2022 and 2021, the Non-PEO Named Executive Officers (“Non-PEO NEOs”) were Kurt L. Kalbfleisch and Joseph L. O’Daniel.
(2)See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each fiscal year covered in the table. The average compensation for the Non-PEO NEOs for 2022 was calculated in the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for 2021 was calculated from the Summary Compensation Table as disclosed in our proxy statement filed with the Securities and Exchange Commission in calendar year 2022.
(3)For purposes of this table, compensation actually paid (Compensation Actually Paid, or “CAP”) to each of our NEOs (including for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the NEOs’ total compensation as reflected in the Summary Compensation Table for the applicable year less the grant date fair values of stock awards and option awards included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the Named Executive Officer for the applicable year.
(4)Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of a hypothetical investment of $100 in the Company’s common shares on December 31, 2020. TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the fiscal year, by the Company’s common share price at the beginning of the measurement period.
(5)Represents the net loss reflected in our consolidated audited financial statements for the applicable year.

The following table represents the CAP calculation for the PEOs and the Non-PEO NEOs for the years ended December 31, 2022 and 2021.

Named Executive Officer	Fiscal Year	Summary Compensation Table Total	Reported Value of Equity Awards(1)	Equity Award Adjustments(2)	Compensation Actually Paid
Current PEO	2022	$2,978,750	$2,294,649	$(928,618)	$2,050,132
	2021	$—	$—	$—	$—
Former PEO	2022	$6,194,010	$5,060,000	$(4,109,250)	$2,084,760
	2021	$1,552,742	$—	$—	$1,552,742
Non-PEO NEOs	2022	$1,338,108	$805,934	$(259,887)	$1,078,221
	2021	$270,328	$—	$—	$270,328
_______________
(1)Grant Date Fair Value of Option and Stock Awards Granted in the fiscal year.
(2)The Equity Award Adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value.
Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our Current PEO, our Former PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the fiscal two year period from January 1, 2021 through December 31, 2022.

CAP vs. TSR
$218
$9
$1.55 M
$0.27 M
$2.08 M
$2.05 M
$1.08 M
FY 2021
FY 2022
Compensation Actually Paid (Former PEO)
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (NEO)
Sphere3D TSR

Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our Current PEO, our Former PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Loss over the fiscal two year period from January 1, 2021 through December 31, 2022.

CAP vs. Net Loss
$(17)M
$(193)M
$2.08 M
$2.05 M
$1.55 M
$1.08 M
$0.27 M
FY 2021
FY 2022
Compensation Actually Paid (Former PEO)
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (NEO)
Sphere3D Net Loss

The graphical disclosers above reveal an increase to Compensation Actually Paid to both the Company’s PEO and Non-PEO NEOs from 2021 to 2022. The increase to Compensation Actually Paid was due to the following: i) the Company experienced a CEO transition during 2022 and ii) adopted a long-term incentive program as part of the Company’s overall executive compensation package offering to executives. In addition to the points above, the Company is an early-stage company, that has had limited revenue during the periods presented, and have incurred operating losses since inception. In more recent history, significant downward shifts in crypto pricing have also negatively impacted the Company’s bottom line. Consequently, we do not believe there is any meaningful relationship between our TSR and Compensation Actually Paid to our NEOs during the periods presented, nor any meaningful relationship between our net loss and Compensation Actually Paid to our NEOs during the periods presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of its common shares as of October 23, 2023 by (i) each shareholder known to the Company to beneficially own more than 5% of its common shares; (ii) each director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all current directors and executive officers of the Company as a group.
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote and subject to community property laws where applicable, to the Company’s knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each holder listed below is c/o Sphere 3D Corp., 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario, Canada M3C 1W3.

Name	Number of Common Shares(1)		Beneficial Ownership(2)

Patricia Trompeter	221,788	(3)	1.5%
Kurt L. Kalbfleisch	197,221	(4)	1.4%
Joseph L. O’Daniel	30,089	(5)	*
David Danziger	60,470	(6)	*
Timothy Hanley	63,654	(7)	*
Susan S. Harnett	46,082	(8)	*
Duncan McEwan	83,034	(9)	*
Vivekanand Mahadevan	82,975	(9)	*
Peter Tassiopoulos	203,000	(10)	1.4%
All current directors and executive officers as a group (8 persons)	785,313	(11)	5.3%
____________________
* Less than 1%
(1)These amounts include common shares, which could be acquired upon exercise or vesting of outstanding convertible securities within 60 days.
(2)Based on 14,355,336 common shares outstanding as of October 23, 2023.
(3)These shares include the right to: (i) 110,600 shares upon vesting of restricted stock units on December 1, 2023; and (ii) acquire shares upon exercise of 53,571 stock options.
(4)These shares include the right to: (i) 13,928 shares upon the release of vested restricted stock units; (ii) 97,143 shares upon vesting of restricted stock units on December 1, 2023; and (iii) acquire shares upon exercise of 16,071 stock options.
(5)These shares include the right to 28,572 shares upon vesting of restricted stock units on December 1, 2023.
(6)These shares include the right to acquire shares upon exercise of 60,470 stock options.
(7)These shares include the right to (i) 46,082 shares upon vesting of restricted stock units on December 19, 2023; and (ii) acquire shares upon exercise of 17,572 stock options.
(8)These shares include the right to 46,082 shares upon vesting of restricted stock units on December 19, 2023.
(9)These shares include the right to acquire shares upon exercise of 78,949 stock options.
(10)These shares include the right to acquire shares upon exercise of 110,000 stock options.
(11)These shares include the right to shares upon vesting of restricted stock units and the right to acquire shares upon exercise of stock options as described in footnotes 3 through 9 above.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company has directors’ and officers’ liability insurance for the benefit of the directors and officers of the Company in the aggregate amount of $10.0 million for the year ended December 31, 2022, consisting of: (i) a primary Side A policy of $2.5 million, having a deductible/retention amount of nil for each Side A claim, for a total annual premium of $0.6 million and (ii) three Side A excess policies for a total of $7.5 million ($2.5 million limit each policy), for a total annual premium of $985,400 ($446,400 first excess layer, $312,000 second excess layer and $227,000 third excess layer).
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Except as disclosed in this Proxy Statement, the directors of the Company are not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed financial year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting. All directors and officers may be awarded incentive compensation under the Company’s stock incentive plans in accordance with the terms of those plans.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Except as described below or otherwise disclosed in this Proxy Statement, neither the Company, nor any director or officer of the Company, nor any shareholder beneficially owning or exercising control over 10% or more of the voting securities, nor any associate or affiliate of any one of them, has or has had, at any time since the commencement of the Company’s last completed financial year, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries.
OTHER MATTERS TO BE ACTED UPON
There are no other matters to be considered at the Meeting which are known to the directors or executive officers of the Company at this time. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote the same in accordance with their best judgment of such matters exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting, and other matters which may properly come before the Meeting or any adjournment thereof.

ADDITIONAL INFORMATION
Additional information relating to the Company may be found on SEDAR at www.sedar.com, EDGAR at www.sec.gov and, you may refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023 and accompanies this Proxy Statement.
Any material change report (except confidential material change reports) filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR at www.sedar.com from the date of this Proxy Statement until the date of the Meeting is also incorporated by reference herein.
You may obtain copies, without charge, of documents incorporated by reference in this Proxy Statement, by requesting them in writing at 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3.
Approval by the Board of Directors
The Board has approved the content and delivery of this Proxy Statement.
DATED as of the 10th day of November 2023.
BY ORDER OF THE BOARD
Duncan McEwan
Chairman of the Board

SPHERE 3D CORP.
(the "**Company**")

Annual Meeting
Dec. 5, 2023 at 11:30 AM (Canada/Eastern Standard)
Virtual: https://Virtual-Meetings.tsxtrust.com/en/1560
(the "**Meeting**")

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Email: tsxtis@tmx.com

TMX TSX TRUST

FORM OF PROXY ("PROXY")

SPHERE 3D CORP.
(the "**Company**")

CONTROL NUMBER: «CONTROL_NUMBER»

Annual Meeting
Dec. 5, 2023 at 11:30 AM
(Canada/Eastern Standard)
Virtual: https://Virtual-Meetings.tsxtrust.com/en/1560

SECURITY CLASS: Common Shares

RECORD DATE: Oct. 23, 2023

FILING DEADLINE FOR PROXY: Dec. 1, 2023 at 11:30 AM (Canada/Eastern Standard)

APPOINTEES

The undersigned hereby appoints **Duncan McEwan, Chair** whom failing **Patricia Trompeter, CEO** (the "Management Nominees") or instead of any of them, the following Appointee

PLEASE PRINT APPOINTEE NAME

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any,

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors	FOR	WITHHOLD
A) David Danziger	☐	☐
B) Timothy Hanley	☐	☐
C) Susan S. Harnett	☐	☐
D) Vivekanand Mahadevan	☐	☐
E) Duncan J. McEwan	☐	☐
F) Patricia Trompeter	☐	☐

2. Appointment of Auditor	FOR	WITHHOLD
To ratify the selection of MaloneBailey LLP as the Company's independent registered public accounting firm	☐	☐

The Proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME

Signature of registered owner(s) Date(MM/DD/YYYY)

☐ **Interim Financial Statements** – Mark this box if you would like to receive Interim Financial Statements and Management Discussion and Analysis.

☐ **Annual Financial Statements** – Mark this box if you would like Annual Financial Statements and Management Discussion and Analysis.

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions. If the cut-off time has passed, please fax this side to 416-595-9593